Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Tracy J. Henrikson

Executive Director, Corporate Communications

Orchid BioSciences, Inc.

(609) 750-2221

ORCHID BIOSCIENCES, INC. PROPOSES CHANGING ITS NAME TO

ORCHID CELLMARK INC.

PRINCETON, N.J., Apr. 13, 2005 – Orchid BioSciences, Inc. (Nasdaq: ORCH), a leading worldwide provider of identity DNA testing services, today announced that it is seeking stockholder approval to change its name to Orchid Cellmark Inc. The company believes that the new name more accurately reflects the company’s current and expected future position as a leader in the provision of DNA identity testing services.

“The Orchid Cellmark name combines the strong reputation of Orchid in the field of genetic variability analysis with the international brand recognition of Cellmark as a leading provider of DNA testing services,” said Paul J. Kelly, M.D., chief executive officer of Orchid. “Since our acquisition of the Cellmark brand and operations in 2001, we have continued to grow our business under this brand in both the U.S. and U.K., countries leading the world in realizing the potential of DNA identity testing for forensics, immigration, security, adoption, parentage, food safety and other important applications. We believe the name Orchid Cellmark is consistent with our strong focus on being a worldwide leading provider of genetic profile information that is helping to create a safer and healthier life for people around the globe.”

Orchid has filed a preliminary proxy statement regarding the name change with the Securities and Exchange Commission. This proposal will be considered at Orchid’s annual meeting of stockholders on June 8, 2005.

Stockholders are advised to read the proxy statement for Orchid’s 2005 annual meeting of stockholders, when it becomes available, because it will contain important information. Such proxy statement will be filed with the SEC by Orchid. Stockholders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Orchid at the SEC’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained from Orchid free of charge upon written request to Investor Relations, Orchid BioSciences, Inc., 4390 US Route One, Princeton, NJ 08540.

Orchid and its respective directors, executive officers and certain members of management and employees may be soliciting proxies from stockholders in favor of the actions set forth in the proxy statement. A description of any interests that Orchid directors and executive officers have in the proposed actions will be available in the proxy statement.

About Orchid BioSciences

Orchid is a leading provider of identity DNA testing services for the human identity and agriculture markets. In the human identity area, the company provides DNA testing services for forensic, family relationship and security applications. In the agriculture field, Orchid provides DNA testing services for food safety and selective trait breeding. Orchid’s strong market positions in these segments reflect the company’s accredited laboratories in the U.S. and U.K., its innovative genetic analysis technologies and expertise, and the world-renowned Cellmark brand that has been associated with exceptional quality, reliability and customer service for nearly two decades. More information on Orchid can be found at www.orchid.com.

All statements in this press release that are not historical are forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, including statements regarding: our belief that the new name more accurately reflects the company’s current and expected future position as a leader in the provision of identity DNA testing services. Such statements are subject to the risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid products and services, dependence on government funding and collaborations, regulatory approvals, competition, intellectual property of others, patent protection and litigation. These risks and other additional factors affecting Orchid’s business are discussed under the headings “Risks Related to Our Business,” “Risks Related to the Biotechnology Industry” and “Risks Associated with Our Common Stock” in Orchid’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, and in other filings made by Orchid with the Securities and Exchange Commission from time to time. Orchid expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.